Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 333-15265 on Form N-1A of our reports dated February 26, 2007, relating to the financial statements and financial highlights of BlackRock Index Funds, Inc, including BlackRock S&P 500 Index Fund, BlackRock Small Cap Index Fund, and BlackRock International Index Fund appearing in the corresponding Annual Reports on Form N-CSR of the BlackRock Index Funds, Inc., for the year ended December 31, 2006, and relating to the financial statements and financial highlights of Quantitative Master Series Trust, including Master S&P 500 Index Series, Master Small Cap Index Series, and Master International Index Series appearing in the corresponding Annual Reports on Form N-CSR of Quantitative Master Series Trust for the year ended December 31, 2006. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 26, 2007